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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):     MAY 26, 1998
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                       SUBSTANCE ABUSE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


          0-18938                                         22-2806310
  (Commission File Number)                     (IRS Employer Identification No.)
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                        1999 UNIVERSITY DRIVE, SUITE 204
                          CORAL SPRINGS, FLORIDA 33071
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:     (954) 346-5775
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ITEM 3.       BANKRUPTCY OR RECEIVERSHIP

              Substance Abuse Technologies, Inc., a Delaware corporation n/k/a Employee Information Services, Inc. ("SAT"), filed for voluntary relief under Chapter 11 of the United States Bankruptcy Code on September 10, 1997, in the United States Bankruptcy Court for the Southern District of Florida (the "Court"). On November 18, 1997, SAT and Steven A. Cohen and S.A.C. Capital Associates, LLC (together, "S.A.C.") filed a Joint Plan of Reorganization, which was subsequently amended. By Order dated May 26, 1998 (the "Order"), the Court confirmed the Third Amended Joint Plan of Reorganization Proposed by SAT and S.A.C., as Modified by the Second Modification to the Third Amended Plan, dated May 21, 1998 (together, the "Plan").

              Under the terms of the Plan, holders of allowed administrative claims, other than the DIP Indebtedness1 claim held by S.A.C., will be paid in full in cash. $1,575,000 of S.A.C.'s claim for the DIP Indebtedness (which is projected to be in excess of $3,000,000 as of the Effective Date) will be converted to 1,771,469 shares of New Common Stock, representing approximately 35.4% of the New Common Stock on the Effective Date, and the remainder of the claim will be converted to the Exit Facility, so that it will remain an obligation of the Reorganized Debtor. A prepetition secured claim held by S.A.C. in the principal amount of $75,000 will be paid in full in cash on the Effective Date. Any miscellaneous other Secured Claims in Class 3 will be paid in full either in cash or with collateral or by reinstatement of the contract on the Effective Date. Creditors holding Allowed Claims of $250 or less, and any creditor holding an Allowed Claim that it elects to reduce to $250, shall be paid in full in cash on the Effective Date. Holders of Allowed Class 5 General Unsecured Claims shall receive a pro rata distribution of a Buyout Pool which shall consist of a sum of money equal to approximately $450,000. SAT estimates that the pro rata cash distribution each Class 5 creditor will receive will be approximately 20% of the Creditor's Allowed Claim. Alternatively, any Class 5 Creditor may elect to forego the pro rata cash distribution and receive in its place stock in the Reorganized Debtor which will have an undetermined value. S.A.C.'s prepetition unsecured Class 6 Claim shall be satisfied with New Common Stock in the Reorganized Debtor, which shall be distributed to S.A.C. on the same pro rata basis as other General Unsecured Creditors that elect to participate in the Stock Pool. S.A.C. will also loan SAT the money to fund the Buyout Pool, either pursuant to the Exit Facility or by increasing the DIP Indebtedness. As provided in the Plan, the funds loaned by S.A.C. to fund the Buyout Pool will also convert to New Common Stock, on the same basis that the Allowed Claims paid from the Buyout Pool would have converted to New Common Stock if the holders of such claims had made a Stock Pool Election. In satisfaction of Southbrook's Allowed Class 7 Claims, Southbrook shall receive a cash distribution equal to the pro rata distribution percentage that Class 5 Creditors receive (approximately 20% of the Allowed Southbrook Claim), unless Southbrook elects to forego its Cash distribution and receive Common Stock in the Reorganized Debtor in place of the Cash distribution. However, any distributions to the holder of Allowed Class 7 Claims are subject to a subordination claim by S.A.C. As provided in the Plan, the funds loaned by S.A.C. to fund the cash distribution to Southbrook, if any, will also convert to New Common Stock on the same basis that Southbrook's Allowed Class 7 Claim would have converted to New Common Stock if Southbrook had made a Stock Pool Election. Class 8 Insiders shall receive a cash distribution equal to the pro rata distribution percentage that Class 5 Creditors receive (approximately 20% of the Allowed Claim), unless the Class 8 Claimant elects to forego its distribution and receive


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1   All capitalized terms contained herein shall have the same meaning as cited to them as in the "Definitions" section of the Plan.



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Common Stock in the Reorganized Debtor in place of the Cash Distribution. As provided in the Plan, the funds loaned by S.A.C. to fund the cash distribution, if any, to Class 8 Insiders will also convert to New Common Stock on the same basis that Class 8 Allowed Claims would have converted to New Common Stock if the holders of such claims had made a Stock Pool Election. The Reorganized Debtor's management may collectively receive options for approximately 15% of the New Common Stock under a management incentive program.

              On the Effective Date, all existing equity interests and rights to acquire equity interests in the Debtor, including without limitation any stock or outstanding warrants, including the Old Common Stock, the Old Class A Preferred Stock and the Old Class B Preferred Stock, shall, without further action by SAT or the Reorganized Debtor under any applicable agreement, law, regulation, order or rule, be deemed canceled and of no further force or effect. As of the Effective Date, the obligations of the SAT and the Reorganized Debtor under the Old Common Stock, the Old Class A Preferred Stock and the Old Class B Preferred Stock shall be discharged, and the holder of such stock shall have no rights arising from or relating to such securities or other related documentation, or the cancellation thereof. Immediately prior to the Effective Date, the Debtor had 36,031,591 shares of Old Common Stock and 41,157 shares of Old Class A Preferred Stock issued and outstanding.

              The Reorganized Debtor shall be a Delaware corporation authorized to issue up to 50,000,000 shares of New Common Stock. Of the 50,000,000 shares authorized, 5,000,000 shares will be issued on the Effective Date. All stock distributed pursuant to the Plan will be New Common Stock and, if properly issued to an Entity entitled to receive such New Common Stock pursuant to the terms of the Plan, shall be deemed issued on the Effective Date. On the Effective Date there will be no public market for the New Common Stock. Each share of New Common Stock shall be entitled to one vote on any issue with respect to which a stockholder is entitled to vote and shall have such rights with respect to dividends, liquidation and other matters as are set forth in the amended certificate of incorporation of Reorganized Debtor.

              Under the Plan, all of S.A.C.'s pre-petition unsecured claims will be converted to equity. In addition, a portion of the DIP Indebtedness will be converted to equity. As a result of this conversion, S.A.C.'s will own approximately 70% to 85% of the New Common Stock of the Reorganized Debtor. The S.A.C. pre-petition unsecured claim will be converted to equity on the same basis as it is being offered to the other unsecured creditors in Classes 5, 6, 7 and 8. However, the exact percentage that will be owned by S.A.C. cannot be determined until all the



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creditors have made their election for equity or cash and until the S.A.C.
Subordination Claims and the Disputed Claims have been resolved.

              Pursuant to the Plan, as of the Confirmation Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against SAT, the Reorganized Debtor or their respective property,
(ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against SAT, the Reorganized Debtor or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against SAT, the Reorganized Debtor or their respective property, (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to SAT, the Reorganized Debtor or their respective property; (v) commencing or continuing any action against SAT, Reorganized Debtor or their respective property, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or Bankruptcy Code; and (vi) commencing or continuing any derivative action of or on behalf of SAT.

              As of the Confirmation Date, SAT estimates that on a liquidation basis its assets had a value of approximately $2,502,000, while its liabilities were approximately $15,890,000.

              As of the Effective Date, SAT is authorized, INTER ALIA, to issue New Common Stock pursuant to the terms of the Plan and to file an amended Certificate of Incorporation and Bylaws. SAT filed its Amended Certificate of Incorporation on June 8, 1998. Effective June 8, 1998, SAT changed its name to Employee Information Services, Inc.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)      Financial Statements of Business Acquired

                       Not Applicable

              (b)      Pro Forma Financial Information

                       Not Applicable

              (c)      Exhibits

                       2.1 Third Amended Joint Plan of Reorganization dated March 24, 1998.

                       2.2 Second Modification to the Third Amended Plan dated May 21, 1998.

                       2.3      Order Confirming Chapter 11 Plan dated May 26,
                                1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SUBSTANCE ABUSE TECHNOLOGIES, INC.




Dated:  June 9, 1998                         By: /s/ David L Dorff
                                                 -------------------------------
                                                 David L. Dorff, President






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                                  EXHIBIT INDEX



2.1      Third Amended Joint Plan of Reorganization dated March 24, 1998.

2.2      Second Modification to the Third Amended Plan dated May 21, 1998.

2.3      Order Confirming Chapter 11 Plan dated May 26, 1998.